                                                                     EXHIBIT 5.1

          [LETTERHEAD OF LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.]


                               October 15, 1998


Service Corporation International
1929 Allen Parkway
Houston, Texas  77019

Gentlemen:

         We have acted as counsel for Service Corporation International, a Texas corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") with respect to the Company's (i) unsecured debt securities ("Debt Securities"), (ii) shares of common stock, par value $1.00 per share, including the preferred stock purchase rights associated therewith (collectively, "Common Stock"), (iii) warrants to purchase Common Stock ("Warrants"), (iv) stock purchase contracts ("Stock Purchase Contracts") to purchase shares of Common Stock, (v) stock purchase units ("Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and any of (x) Debt Securities, (y) debt obligations of third parties, including U.S. Treasury Securities, or (z) preferred securities ("Preferred Securities") of SCI Capital I, SCI Capital II, SCI Capital III or SCI Capital IV (each, an "SCI Capital Trust," and collectively, the "SCI Capital Trusts"), and (vi) guarantees ("Guarantees") of the Company of Preferred Securities of the SCI Capital Trusts which may be issued pursuant to Preferred Securities Guarantee Agreements to be executed by the Company (the "Guarantee Agreements," and, together with the Debt Securities, the Common Stock, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units, the "Securities"), such Securities to be issued from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended, for an aggregate initial offering price not to exceed $1,500,000,000.

         We have examined (i) the Restated Articles of Incorporation and Bylaws of the Company, each as amended to date, (ii) a form of 1998 Senior Indenture (the "Senior Indenture") between the Company and The Bank of New York, as Trustee, (iii) a form of 1998 Senior Subordinated Indenture (the "Senior Subordinated Indenture") between the Company and Chase Bank of Texas, National Association ("Chase Bank of Texas") as Trustee, (iv) a form of 1998 Subordinated Indenture (the "Subordinated Indenture"), between the Company and Chase Bank of Texas, as Trustee, and (v) such certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

Service Corporation International
October 15, 1998
Page 2



         In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities and/or Preferred Securities offered thereby; (iii) all Securities and Preferred Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; and (iv) a definitive purchase, underwriting, sales agency or similar agreement with respect to any Securities and/or Preferred Securities offered will have been duly authorized and validly executed and delivered by the Company and/or the SCI Capital Trusts and the other parties thereto.

         Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

         1. With respect to shares of Common Stock, when (i) the Board of Directors of the Company or, to the extent permitted by Article 2.36 of the Texas Business Corporation Act, as amended, a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the "Board"), has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting, sales agency or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, upon payment of the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock (including any Common Stock duly issued (x) upon the exercise of any Warrants exercisable for Common Stock, (y) upon the conversion or exchange of any Securities convertible or exchangeable into Common Stock, or (z) pursuant to Stock Purchase Contracts) will be duly authorized, validly issued, fully paid and nonassessable.

         2. With respect to Debt Securities to be issued under the Senior Indenture, when (i) the Senior Indenture shall have been duly authorized and validly executed and delivered by the Company and The Bank of New York, as Trustee, (ii) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"); (iii) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the Senior Indenture; and (v) such Debt Securities

Service Corporation International
October 15, 1998
Page 3



have been duly executed, authenticated, issued and delivered in accordance with the applicable definitive purchase, underwriting, sales agency or similar agreement approved by the Board upon payment of the consideration therefore provided for therein, such Debt Securities (including any Debt Securities duly issued as part of Stock Purchase Units) will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of the Senior Indenture.

         3. With respect to Debt Securities to be issued under the Senior Subordinated Indenture, when (i) the Senior Subordinated Indenture shall have been duly authorized and validly executed and delivered by the Company and Chase Bank of Texas as Trustee; (ii) the Senior Subordinated Indenture has been duly qualified under the TIA; (iii) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Subordinated Indenture; and (v) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the applicable definitive purchase, underwriting, sales agency or similar agreement approved by the Board upon payment of the consideration therefore provided for therein, such Debt Securities (including any Debt Securities duly issued as part of Stock Purchase Units) will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of the Senior Subordinated Indenture.

         4. With respect to Debt Securities to be issued under the Subordinated Indenture, when (i) the Subordinated Indenture shall have been duly authorized and validly executed and delivered by the Company and Chase Bank of Texas, as Trustee, (ii) the Subordinated Indenture has been duly qualified under the TIA; (iii) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Indenture; and (v) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the applicable definitive purchase, underwriting, sales agency or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities (including any Debt Securities duly issued as part of Stock Purchase Units) will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except

Service Corporation International
October 15, 1998
Page 4



as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of the Subordinated Indenture.

         5. With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters;
(ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements; and (iv) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting, sales agency or similar agreement approved by the Board upon payment of the consideration therefore provided for therein, the Warrants will be duly authorized and validly issued.

         6. With respect to the Stock Purchase Contracts, when (i) a Purchase Contract Agreement relating to the Stock Purchase Contracts (the "Purchase Contract Agreement") and such Stock Purchase Contracts have been duly authorized and validly executed and delivered by the parties thereto; and (ii) the Stock Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Stock Purchase Contracts, such Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity.

         7. With respect to the Stock Purchase Units, when (i) the Stock Purchase Units, Purchase Contract Agreements relating to the Stock Purchase Contracts comprising a part of the Stock Purchase Units and such Stock Purchase Contracts have been duly authorized and validly executed and delivered by the parties thereto; and (ii) the Stock Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Stock Purchase Contracts, such Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity.

Service Corporation International
October 15, 1998
Page 5



         8. With respect to the Guarantees, when (i) the Guarantees have been duly authorized and validly executed and delivered by the parties thereto;
(ii) the applicable Guarantee Agreement has been validly executed and delivered; and (iii) the preferred securities of the SCI Capital Trusts have been duly issued and delivered by the applicable SCI Capital Trust as contemplated by the Registration Statement and any Prospectus Supplement relating thereto, the Guarantees will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.


                               Very truly yours,


                               /s/ LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.
                                   Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.